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PRESS RELEASE


                             *FOR IMMEDIATE RELEASE*


                     NEW ENGLAND BANCSHARES, INC. ANNOUNCES
                       COMPLETION OF OPEN MARKET PURCHASES
                       TO FUND 2006 EQUITY INCENTIVE PLAN

     Enfield, Connecticut, December 4, 2006 -- New England Bancshares, Inc. (Nasdaq GM: NEBS) announced today that the trust that was recently established to purchase shares in the open market to fund the Company's 2006 Equity Incentive Plan completed its purchase of 78,536 shares of New England Bancshares common stock at an average price of $12.93 per share. The shares purchased were funded with funds contributed by the Company.

      New England Bancshares, Inc. is the holding company for Enfield Federal Savings and Loan Association. Enfield Federal Savings and Loan Association operates eight banking centers serving the communities of Enfield, Ellington, Manchester, Suffield, East Windsor and Windsor Locks, Connecticut. At September 30, 2006, New England Bancshares had total assets of $272.2 million.

For further information contact:

David J. O'Connor
President and Chief Executive Officer
New England Bancshares, Inc.
(860) 253-5200